Exhibit 10.7

Agreement

Part A: Beijing Renda Finance and Education Technology Co., Ltd and

Part B: Quest Holding International LLC (QHI)

Beijing Renda Finance and Education Technology Co., Ltd (Party A) and QHI (Party B) have agreed to be bound to the terms, conditions, and obligations contained in this Agreement.

I.	On behalf of Part B. Part A will hire, administrate, and pay employees for Party B, and rent an office for them in the Mainland of China.
II.	Part B will pay the actual operating expenses to Part A in each of the 12-month period from October 1, 2020 to September 30, 2021.
III.	This agreement is valid for 1 year from October 1, 2020to September 30, 2021.
IV.	Any party may terminate this agreement upon ninety (90) days prior written notice to the other party.

IN WITNESS WHEREOF, the Parties have executed this agreement as of this 1st day of October, 2020.

Jinliang Zhang,General Manager Beijing Renda Finance and Education	Jianbo Zhang, General Manager Quest Holding International, LLC
Technology Co., Ltd